UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The accompanying press release includes the accounts of Biomet, Inc. and its subsidiaries (individually and collectively referred to as “Biomet”, the “Company”, “we”, “us”, or “our”). Biomet is a wholly owned subsidiary of LVB Acquisition, Inc. (“LVB”). LVB has no other operations beyond its ownership of Biomet. Intercompany accounts and transactions have been eliminated in consolidation.

On October 10, 2012, the Company issued a press release with respect to preliminary financial results for the first fiscal quarter of fiscal 2013. The press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

The earnings release attached as Exhibit 99.1 includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management exercises judgment in determining which types of charges or other items should be excluded from non-GAAP financial measures. Management uses this non-GAAP information internally to evaluate the performance of the core operations, establish operational goals and forecasts that are used in allocating resources and to evaluate the Company’s performance period-over-period. Additionally, Biomet’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets. The Company believes that its disclosure of these non-GAAP financial measures provides investors greater transparency to the information used by Biomet management for its financial and operational decision-making and enables investors to better understand the Company’s period-to-period operating performance.

The non-GAAP financial measures included in the press release consist of net sales excluding the impact of foreign currency (constant currency), operating income as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), as adjusted, (as defined by our credit agreement, the method to calculate this is likely to be different from methods used by other companies), net income as adjusted, gross profit as adjusted, selling, general and administrative expense as adjusted, research and development expense as adjusted, net debt, cash and cash equivalents (as defined by our credit agreement), senior secured leverage ratio, total leverage ratio, free cash flow, and unlevered free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included elsewhere in the press release.

The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization, other (income) expense, and/or exclude certain expenses as defined by our credit agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, stock-based compensation and payments, litigation costs, and other related charges.

The leverage ratios provide a measure of the Company’s financial ability to meet its debt service obligations. The Company believes these ratios provide valuable insight to understanding how Biomet management manages its operations and financial position with respect to its debt obligations.

The following is an explanation of each of the items, as permitted by our credit agreement that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Impact of Foreign Currency. The Company excludes the foreign currency impact on net sales information compared to prior year results primarily because it is not reflective of the ongoing operating results and is not used by management in evaluation of net sales performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability. The impact of foreign currency exchange rates is calculated by translating actual current period net sales at the prior year exchange rate. These results are used to determine year-over-year percentage increase or decrease that excludes the impact of changes in foreign currency exchange rates.

Purchase Accounting Depreciation and Amortization. Depreciation and amortization related to the Merger are excluded in non-GAAP financial measures as they are not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.

Stock-Based Compensation Expense. Stock-based compensation expense is excluded from non-GAAP financial measures primarily because it is a non-cash expense. The Company further believes that excluding this item is useful to investors in that it facilitates comparisons to competitors’ operating results.

Litigation Settlements and Reserves and Other Legal Fees. The Company excludes certain litigation related expenses and settlements from non-GAAP financial measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability.

Trauma Acquisition Costs. The Company excludes acquisition-related expenses for the Trauma Acquisition from non-GAAP financial measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability.

Operational Restructuring and Consulting Expenses Related to Operational Improvement Initiatives. Restructuring charges relate principally to employee severance and facility consolidation costs resulting from the closure of facilities and other workforce reductions attributable to our efforts to reduce costs. Operational restructuring charges also include abnormal manufacturing variances related to temporary redundant overhead costs within the Company’s plant network as the Company continues to rationalize and move production to its larger operating locations in order to increase manufacturing efficiency. The Company excludes these costs from non-GAAP financial measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.

Excess and obsolete inventory expense related to the Trauma Acquisition. The Company excludes expenses for excess and obsolete inventory charges related to the overlap of certain acquired DePuy trauma products with its current trauma products from non-GAAP financial measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability.

Sponsor Fee. Upon completion of the Merger, the Company entered into a management services agreement with certain affiliates of the Sponsors, pursuant to which such affiliates of the Sponsors or their successors assigns, affiliates, officers, employees, and/or representatives and third parties (collectively, the “Managers”) provide management, advisory, and consulting services to the Company. Pursuant to such agreement, the Sponsors receive an annual monitoring fee equal to 1% of the Company’s annual Adjusted EBITDA (as defined in our credit agreement) as compensation for the services rendered and reimbursement for out-of-pocket expenses incurred by the Managers in connection with the agreement. The Company excludes these costs from non-GAAP financial measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.

Goodwill and Intangible Asset Impairment Charge. During the fourth quarter of fiscal year 2012 and fiscal year 2011 the Company recorded certain goodwill and intangible asset impairment charges. The Company excludes these charges from non-GAAP measures because they are not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.

The following is an explanation of each of the other items that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Tax Effect on Special and Purchase Accounting Items. This amount is used to present the impact of the above non-GAAP adjustments on net income, as adjusted.

Net Debt. Net debt is the sum of the Company’s total debt less cash and cash equivalents (as defined by our credit agreement) and time deposits with maturities of less than two years. Net debt is a measure defined in the credit agreement that is used to calculate the senior secured leverage ratio and total leverage ratio.

The Company is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release issued October 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 10, 2012

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer